THE MONTANA POWER COMPANY - Annual Meeting, May 10, 1994
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. T. Berube, R. P. Gannon and
P. K. Merrell, and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at the Annual Meeting of Shareholders of The Montana Power Company to be held in Butte, Montana, on May 10, 1994 at 10:00 A.M., and at any and all adjournments thereof.

 1.  ELECTION OF DIRECTORS:
 __  FOR all nominees listed        __  WITHHOLD AUTHORITY to
     below (except as marked            vote for all nominees
     contrary below)                    listed below

                    Foster, Hibbard, Lambros, Lehrkind, Pederson

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)





     (Continued and to be filled in and signed on reverse side)





                         PREFERRED STOCK

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.


                              Dated _______________________, 1994
ACCOUNT NUMBER
                              X _________________________________

                              X _________________________________
                                    Signature of Shareholder


Please mark, date, sign and return this proxy in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, both tenants should sign the proxy.